Exhibit 99.1

SEPARATION AGREEMENT AND GENERAL RELEASE OF CLAIMS

THIS AGREEMENT is being entered into between and among GENERAL CABLE CORPORATION (“Employer”) and CHRISTOPHER F. VIRGULAK on behalf of and for the benefit of himself, and his heirs, assigns and representatives (hereinafter referred to as “Employee”) (collectively the “Parties”) to resolve any and all differences or issues, whether known or presently unknown, relating in any way to Employee’s employment with the Employer or the termination of that employment, with prejudice.

NOW, THEREFORE, in consideration of the mutual promises, agreements and representations contained herein, and intending to be legally bound hereby, the Parties agree as follows:

1. Employee’s employment with the Employer is hereby deemed terminated by mutual consent, effective February 15, 2007 (the “Termination Date”). Employee acknowledges that Employer will communicate a press release and related 8K statement memorializing this decision on May 15, 2006 (“Notice Date”). From May 15, 2006 through the Termination Date (a nine month period hereinafter referred to as the “Transition Period”), Employee will continue his employment subject to all Company rules, requirements and provisions of this Agreement. With respect to prior agreements entered between the Parties, they hereby agree:

a.	that this Agreement shall supersede all prior agreements of the Parties, including the: (1) Change-In-Control Agreement as amended and restated on April 28, 2000; (2) Employment Agreement entered into on April 28, 2000, and (3) Amendment No. 1 to the Employment Agreement entered into on July 11, 2003 except for the understanding that Paragraph 8, Negative Covenants of the Executive, and Paragraph 10, Indemnification, from the 2000 Employment Agreement will remain in full force and effect and are specifically integrated into this Agreement and attached hereto at Exhibit 1.

2. In consideration for this Agreement and Employee’s general release of claims hereunder, Employer agrees to the following, providing Employee does not revoke this Agreement:

a.	Employer shall extend Employee’s employment from the Notice Date through to the Termination Date (the defined Transition Period) so long as the Employee complies with his obligations as defined hereunder. Employee will be compensated at his base salary of $352,260 pursuant to normal payroll practices to commence within ten (10) days of signing this Agreement. In addition, Employee will continue to receive all health, welfare and retirement benefits for which he is eligible during the Transition Period.

b.	Within ten (10) days following the Termination Date and conditioned upon Employee signing (on the Termination Date) the Addendum to Separation Agreement and General Release of Claims attached hereto as Exhibit 2, Employee shall receive:

(i)	Any portion of his Base Salary ($352,260) earned but not paid prior to the Termination Date;

(ii)	Payment for all accrued but unused vacation time up to the Termination Date;

(iii)	An incentive award for Award Year 2006 under General Cable’s Annual Incentive Plan (“AIP”), to the extent actually earned in the reasonable judgment of the Employer, but not paid; such award amount may not exceed the applicable percentage cap for awards under the AIP, which is 150% of target.

(iv)	A lump sum amount calculated by a formula defined as two (2) times the sum of (x) the Base Salary which is $352,260, plus (y) the applicable annual bonus target for this purpose which is 97% of the base salary, or $341,692, for a total lump sum amount equal to $1,387,904;

(v)	Immediate vesting of and lapsing of restrictions on all unvested Stock Awards under the 1997 and 2005 Stock Incentive Plans held by the Employee on the Termination Date;

(vi)	Immediate vesting of all Company stock options pursuant to the 1997 and 2005 Stock Incentive Plans held by the Employee on the date Termination Date, with all stock options remaining exercisable until their expiration pursuant to these Plans;

(vii)	Continued participation, as if he were still an employee, in the Company’s medical, dental, hospitalization and life insurance plans, programs and/or arrangements in which he was participating on the Termination Date on the same terms and conditions as other executives under such plans, programs and/or arrangements until the earlier of two years from the Termination Date or the date, or dates, he receives equivalent coverage and benefits under the plans, programs and/or arrangements of a subsequent employer (such coverage and benefits to be determined on a coverage-by-coverage or benefit-by-benefit basis); and

(viii)	Additional benefits provided in line with existing plans and by arrangement with Employer to be covered by a lump sum gross payment equal to Fifty Thousand Dollars ($50,000), less all applicable withholdings, and outplacement services consistent with the Company’s existing practice for senior executives unless Employee has secured other employment. This shall include all additional benefits to which the Employee is entitled.

3. Where applicable, appropriate deductions and tax withholdings shall be made from the payments listed above in Paragraph 2. Employee understands that he shall receive no other wages, bonus, severance or any other payments or benefits from Employer.

4. Employee acknowledges that the consideration set forth above in Paragraph 2 is satisfactory and adequate in exchange for his promises and release contained herein. Employee further acknowledges that the consideration described above in Paragraph 2 is more than Employer is required to provide under its normal policies, practices or employee benefit plans and represents benefits to which he is not otherwise entitled.

5. Upon Employee’ execution of this Agreement, and in consideration of the payments and other benefits described above in Paragraph 2, Employee hereby unconditionally releases and completely and forever discharges Employer, on behalf of and for the benefit of itself, all related corporate entities and partnerships, its and their officers, directors, partners, shareholders, agents, attorneys, employees, successors and assigns (“Released Parties”) from any and all rights and claims that he may have based on or relating to his employment with the Employer or the termination of that employment for any and all reasons. Employee specifically releases the Released Parties from any rights or claims which Employee may have based upon the Age Discrimination in Employment Act, which prohibits age discrimination in employment; Title VII of the Civil Rights Act of 1964, as amended, which prohibits discrimination in employment based on race, color, creed, national origin or sex; the Equal Pay Act, which prohibits paying men and women unequal pay for equal work; the Americans with Disabilities Act of 1990, which prohibits discrimination against disabled persons; the Employee Retirement Income Security Act, which regulates employment benefits; the Kentucky Human Rights Act or any other federal, state or local laws or regulations prohibiting employment discrimination or which otherwise regulate employment terms and conditions. Employee also releases the Released Parties from any claim for wrongful discharge, unfair treatment, breach of public policy, express or implied contract, or any other claims arising under common law which relate in any way to Employee’s employment with the Employer or the termination thereof. This Release covers claims that Employee knows about and those that he may not know about up through the date of this Release. This Release specifically includes any and all claims for attorney’s fees and costs which are incurred by Employee for any reason.

6. The Parties recognize that nothing herein is meant to preclude Employer from recovering attorney’s fees or costs specifically authorized under federal or state law in any subsequent litigation between the Parties. Employer is likewise not waiving its right to any restitution, recoupment or setoff against Employee which is permitted by law should Employee later sue any of the Released Parties based on claims released herein.

7. Employee confirms that he has not caused or permitted any charge, complaint, lawsuit or any other action or proceeding whatsoever to be filed against the Released Parties based on his employment or the separation of that employment to date.

8. In conjunction with the execution of this Agreement and for the consideration received herein, Employee further agrees as follows:

a.	To take no action and make no statement which is inconsistent with his obligations contained in this Agreement;

b.	Not to apply for or seek employment with Employer or any entity owned, purchased or otherwise acquired by Employer at any time hereafter;

c.	To return or confirm that he no longer has any material or property belonging to Employer, including but not limited to, any credit cards, keys or computer files at the time except as otherwise agreed by the Parties;

d.	To cooperate fully with any reasonable request of Employer or any other Released Party to provide truthful information and/or materials to them or to otherwise assist any of them in matters relating to the performance of his former duties. Employee will be paid any reasonable, documented expenses which he incurs in performing such duties.

e.	To reaffirm his continuing obligations under prior agreements as defined in Paragraph 1 of this Agreement.

f.	To refrain from any and all efforts to seek and secure future employment or use outplacement services during the Transition Period, except as otherwise agreed.

g.	During the Transition Period, to abide by all Company policies and regulations and to complete all projects and tasks assigned to him within the normal scope of his job duties during the Transition Period. Employee agrees to perform his job duties in good faith, to the fullest extent of his capabilities, and to fulfill the objectives and goals of his position as set forth in writing and communicated by the Chief Executive Officer. He understands that the Employer, particularly the Chief Executive Officer, determines his assignments and has sole discretion to end his duties and reporting requirements at any time during the Transition Period.

h.	Employee agrees not to trade any securities of Employer when he is in possession of material inside information, or if such trade may potentially violate Section 16 of the Securities Exchange Act of 1934, as amended.

(i)	Further, employee agrees not to trade any securities of Employer if in the reasonable opinion of Employer’s General Counsel or Compliance Committee such trade could potentially violate the Securities Act of 1933, as amended or the Securities Exchange Act of 1934, as amended. Employee acknowledges that the Employer may place stop transfer orders with its transfer agent on any securities of Employer owned by Employee.

(ii)	Employee acknowledges that, during the Transition Period, he will be subject to the Employer’s securities law and insider trading policy. He will, during that Period only be able to trade in securities of the Employer (wherever held, whether in personal accounts or benefit plans or otherwise) during the specified “window periods” and then only to the extent permitted by the Executive Vice President and General Counsel in his discretion. In addition, Employee agrees that, if he is permitted to trade in such window periods and elects to trade in equity securities, he will be subject to a limit on the maximum value of such equity securities which may be traded in aggregate for the two window periods which may be opened during 2006. The limit in aggregate for calendar year 2006 is a dollar value of no more than 40% of the product of (x) his total holdings of Employer common stock on a fully diluted basis (i.e., including common stock obtainable through exercise of options held by him) on January 1, 2006 times (y) the closing price per share of the common stock on the first day of the first window period. If Employee is still employed in 2007 and there is a window period opened before the end of the Transition Period, then another 40% limit as determined in the same manner as in the foregoing sentence will apply to Employee.

(iii)	Employees agrees that after the Termination Date he will be bound in connection with sales of securities in Employer owned by Employee by the limitations on affiliates for resale of securities as set forth in Rule 144 of the Securities Act of 1933, as amended, or any successor rule.

9. Employee agrees not to disclose the terms or provisions of this Agreement to anyone other than his attorneys, financial advisors and immediate family members, who will be informed of and bound by this confidentiality provision, unless they are required by law to make a disclosure of such provisions. Both Parties agree that this Agreement may be used as evidence in a lawsuit in which either party alleges a breach of the promises contained herein. Both Parties agree not to make any statement, whether oral or written, which in any way disparages the other. A violation of this Paragraph shall constitute a material breach of this Agreement.

10. Employee acknowledges that he has had the opportunity to consult with an attorney before signing and negotiating this Agreement. Employee acknowledges that it is his decision whether or not to further consult with counsel.

11. Employee understands that he is being given a period of twenty-one (21) days to review and consider this Agreement before signing it. Employee understands that he may use as much of this twenty-one (21) day period as he wishes prior to signing it.

12. Employee may revoke this Agreement within seven (7) days of his signing it. Revocation can be made by delivering a written notice of revocation to Robert J. Siverd, Executive Vice President and General Counsel, 4 Tesseneer Drive, Highland Heights, KY 41076. For this revocation to be effective, written notice must be received by Robert J. Siverd no later than the close of business on the seventh (7th) day after Employee signs the Agreement. If Employee revokes this Agreement, it shall not be effective and enforceable and Employee will not receive the consideration contained in Paragraph 2 or any other consideration set forth herein.

13. By entering into this Agreement, the Employer and the Released Parties do not admit and expressly deny that they have violated any contract, rule, law or regulation, including, but not limited to, any federal, state or local law or regulation relating to employment or employment discrimination.

14. This Agreement is the entire Agreement between Employee and Employer and any other prior agreements between them are hereby terminated and shall have no other force or effect, except that Employee’s continuing obligations under his Employment Agreement as defined in Paragraph 1 of this Agreement, remain in full force and effect and survive this Agreement. Employer has made no promises to Employee other than those set forth in this Agreement. This Agreement may be modified only upon an express written agreement between the Parties.

15. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration conducted in Cincinnati, Ohio under the Commercial Arbitration Rules then prevailing of the American Arbitration Association and such submission shall request the American Arbitration Association to: (i) appoint an arbitrator experienced and knowledgeable concerning the matter then in dispute; (ii) require the testimony to be transcribed; (iii) require the award to be accompanied by findings of fact and a statement of reasons for the decision; and (iv) request the matter to be handled by and in accordance with the expedited procedures provided for in the Commercial Arbitration Rules. The determination of the arbitrators, which shall be based upon a de novo interpretation of this Agreement, shall be final and binding and judgment may be entered on the arbitrators’ award in any court having jurisdiction. All costs of the American Arbitration Association and the arbitrator shall be borne by the Company, unless the position advanced by the Executive is determined by the arbitrator to be frivolous in nature. This release will be construed in accordance with the laws of the Commonwealth of Kentucky without regard to conflict of law principles.

16. The invalidity or unenforceability of any provision of this Agreement, whether in whole or in part, shall not in any way affect the validity or enforceability of any other provision contained herein.

17. EMPLOYEE ACKNOWLEDGES THAT HE HAS READ THIS AGREEMENT, UNDERSTANDS IT AND IS VOLUNTARILY ENTERING INTO IT. EMPLOYEE UNDERSTANDS AND AGREES THAT THIS AGREEMENT CONTAINS A GENERAL RELEASE OF CLAIMS RELATING TO HIS EMPLOYMENT AND THE TERMINATION OF THAT EMPLOYMENT AGAINST ALL RELEASED PARTIES.

IN WITNESS WHEREOF, and intending to be legally bound, the Parties agree to the terms of this Agreement.

Witness:	GENERAL CABLE CORPORATION

/s/ Katherine Rademacher	By: /s/ Gregory B. Kenny

Gregory B. Kenny

Dated: May 30, 2006

Witness:	EMPLOYEE

/s/ Theresa Baxter	/s/ Christopher F. Virgulak

Christopher F. Virgulak

Dated: May 30, 2006